Exhibit 10.37

Summary of Compensation for Named Executive Officers for Fiscal 2013

The following represents the 2013 salary and target bonus applicable to the named executive officers as follows:

Named Executive	2013 Base Salary ($)	2013 Target Bonus ($)
Arthur G. Dauber	130,000	20,000
Charles M. Dauber	275,000	150,000
Neal T. Hare	200,000	100,000
James J. Steffek	200,000	100,000
Andrew L. Puhala	200,000	56,712
Timothy C. Adams	155,000	31,000

Actual bonus amounts payable to each executive will be based on the achievement of 2013 Company and individual performance goals established for each executive. Targeted performance must be achieved at the 70% to 75% level for that component of the bonus to be earned and must be achieved at the 100% level for the full bonus to be earned. Executive’s individual goals may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets range from 50% to 75% of the total bonus with individual goals encompassing the remainder.

In connection with the 2013 salary and target bonus established for the named executive officers, the following named executive officers were awarded restricted stock units under the 2007 Employee Stock Incentive Plan. Each restricted stock unit issued one share of common stock upon vesting:

Named Executive	Restricted Stock Units
Charles M. Dauber	80,000
Andrew L. Puhala	13,233	*
Tim C. Adams	12,000

*	Andrew Puhala’s amount is prorated based on hire date January 21, 2013.

Vesting of a portion of such awards is subject to achievement of the 2013 Company and individual performance goals established for each executive, 80,000 for Mr. Dauber, 10,586 for Mr. Puhala, and 9,600 for Mr. Adams. The balance of such awards is subject to only a continuing employment requirement. Most vested restricted stock units convert into common stock on a one-to-one basis in four equal installments form the original grant date, subject to a continuing employment requirement. Mr. Dauber’s 80,000 units will vest in January 1, 2014 subject to achievement of his 2013 performance goals.